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                                                                                                          EXHIBIT 12


                                                             MERRILL LYNCH PREFERRED CAPITAL TRUST III
                                                              MERRILL LYNCH PREFERRED FUNDING III, L.P.
                                                               COMPUTATION OF RATIOS OF EARNINGS TO
                                                   COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS
                                                                    (dollars in thousands)


                                             FOR THE THREE MONTHS ENDED               FOR THE THREE MONTHS ENDED
                                                 SEPTEMBER 29, 2000                       SEPTEMBER 24, 1999
                                          ----------------------------------       ----------------------------------
                                          MERRILL LYNCH     MERRILL LYNCH          MERRILL LYNCH        MERRILL LYNCH
                                           PREFERRED         PREFERRED               PREFERRED            PREFERRED
                                         CAPITAL TRUST III  FUNDING III, L.P.     CAPITAL TRUST III    FUNDING III, L.P.
                                         -----------------  -----------------     -----------------    ----------------
Earnings                                    $ 13,531           $ 15,896              $ 13,531           $ 15,870
                                            ========           ========              ========           ========



Fixed charges                               $      -           $      -              $      -           $      -

Preferred securities distribution
  requirements                                13,125             13,531                13,125             13,531
                                            --------           --------              --------           --------

Total combined fixed charges and
  preferred securities distributions        $ 13,125           $ 13,531              $ 13,125           $ 13,531
                                            ========           ========              ========           ========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                      1.03               1.17                  1.03               1.17



                                              FOR THE NINE MONTHS ENDED                 FOR THE NINE MONTHS ENDED
                                                  SEPTEMBER 29, 2000                        SEPTEMBER 24, 1999
                                          ----------------------------------       ----------------------------------
                                          MERRILL LYNCH     MERRILL LYNCH          MERRILL LYNCH        MERRILL LYNCH
                                           PREFERRED         PREFERRED               PREFERRED            PREFERRED
                                         CAPITAL TRUST III  FUNDING III, L.P.     CAPITAL TRUST III    FUNDING III, L.P.
                                         -----------------  -----------------     -----------------    ----------------

Earnings                                    $ 40,593           $ 47,666              $ 40,593           $ 47,594
                                            ========           ========              ========           ========



Fixed charges                               $      -           $      -              $      -           $      -

Preferred securities distribution
  requirements                                39,375             40,593                39,375             40,593
                                            --------           --------              --------           --------

Total combined fixed charges and
  preferred securities distributions        $ 39,375           $ 40,593              $ 39,375           $ 40,593
                                            ========           ========              ========           ========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                      1.03               1.17                  1.03               1.17


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